Exhibit 10.1

COMMERCIAL LEASE
(Net Lease 11)

PARTIES A-PARTIES:

THIS LEASE made and entered into this 31 st of May, 1996, by and between Angora Columbia Enterprises, a corporation, having an office at c/o Wilson/Kibler, Inc., P. 0, Box 11312, Columbia, South Carolina 29211, hereinafter called "Landlord", and General Parcel Service, having an office at 2155 W. Landstreet Road, Orlando, Florida 32824, hereinafter called "Tenant".

		WITNESSETH

In consideration of the covenants and agreements of the respective parties herein contained, the parties hereto, for themselves, their heirs, successors, distributees, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

PREMISES B- DEMISED PREMISES:

Landlord by these presents does hereby demise and let unto Tenant, and Tenant hereby leases and bites from Landlord, all those certain premises, together with the buildings and other improvements thereon, for the term and upon the rental and the covenants and agreements of the respective parties herein set forth. Said premises are situate, lying and being in the State of South Carolina, County of Richland, City of Columbia, (hereinafter the "Demised Premises"), and more fully described as follows:

The rear left hand portion of the building located at 500
Rivermont Drive, Columbia, South Carolina, containing approximately 6,600 square feet of warehouse

TERM C- TERM AND DELIVERY OF PREMISES:

The initial term of this lease shall commence on the lst of July, 1996, (the commencement date) and shall end at noon on the 30th of June, 1999.

The lease term shall automatically renew on a month-to-month basis under the ten-ns and conditions hereof except rent which shall be one and one half times the prior month's rent, unless notice is given by either party thirty (30) days prior to the expiration of this term.

RENT D- RENT:

1. Rent: Tenant covenants and agrees to pay as rental to Landlord the annual sum of Twenty Six Thousand Four Hundred and 00/100 ($26,400.00) Dollars, said sum to be in lawful money of the United States, payable in equal monthly installments of Two Thousand Two Hundred and 00/100 ($2,200.00) Dollars. Said rental shall be payable monthly in advance to the office of Wilson/Kibler, Inc., Agents for Landlord. Rent is due on the first day of each month and shall not be withheld for any reason whatsoever. In the event Tenant shall fail to pay each rental on the due date, a late charge of two (21%) percent of the monthly rental, compounded monthly with a minimum of Twenty Five and No/100 ($25.00) Dollars per month, shall be added to the rental and paid to Landlord for each such late payment, and the same shall be treated as additional rent.

2. Rental Adjustment: The annual rent shall be increased during the original and any extension or renewal term hereof in direct proportion to the percentage increase in the level of the Consumer Price Index, All Urban Consumer, U.S. City Average, All Items (1982-84 = 100) published monthly by the United States Department of Labor Statistics (hereinafter "index"), or the successor or substitute index therefor, as published during the month preceding the month just prior to the commencement of the term hereof (hereinafter "base month"). The level of the index as published during the next to last month of the first year (or subsequent year, if appropriate) of the term hereof shall be compared with the level of the index as published during the base month, and if such comparison evidences an increase in the index the annual rental for the subject lease year shall be increased by the percentage increase in the index and shall be paid in a lump sum at the same time as the monthly rental for the first month of the succeeding lease year of the term hereof.

The monthly rental for the succeeding lease year of the term hereof shall be increased by an amount equal to one-twelfth (1/12) of the lump sum increase in the annual rental for the subject lease year over the above written annual rent. If there shall be no subsequent lease year, the lump sum increase for the subject lease year shall be paid at the same time as the final month's rental. In no event shall the rental be reduced below the above written annual rental.

Example: If the lease term commences on May 1, 1988, the base month is March, 1988. To calculate any increase for the first year, the level of the index as published during February, 1989 (say 260) is compared with the level of the index as published during March, 1988 (say 240). The increase of 20 (260 - 240 =
20) equals an increase of 8 1/3% (20 240 = .0833), thus the annual rental (say $2,000.00) for the subject year (the first year) would be increased by $166.60 [(.0833) x ($2,000.00) =
$166.60)]. This lump sum increase would be payable with the monthly rental for May, 1989, if the term is for more than one year, or with the monthly rental for April, 1989, if the term is only one year. The monthly rental for the lease year commencing May, 1989, if applicable, would be increased by $13.88 ($166.60 @ 12 = $13.88).

CONDITIONS E- COVENANTS AND CONDITIONS OF LEASE:

This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

1. Late Delivery Clause: It is further agreed and understood that if Landlord is unable to deliver possession of the demised premises to the Tenant at the commencement of the term of this Lease because of the retention of possession thereof by other parties than Landlord, or because Landlord is unable to get the demised premises ready for occupancy by Tenant, if such is required of Landlord hereunder, then Landlord shall not be liable to Tenant for damages and this Lease shall not terminate, provided however, that Tenant shall have no obligation to pay hereunder until possession of the Demised Premises is delivered to Tenant. Landlord shall use all reasonable diligence to deliver possession of the Demised Premises to Tenant at the commencement of the within term.

It is anticipated that possession may be had on July 1, 1996, however, if for any reason Landlord fails to give possession of the Demised Premises on that date, then this Lease and payment of rent will commence as of the day possession is given with the further understanding that possession must be had by July 31, 1996, or Tenant may terminate this Lease by written notice prior to the Landlord tendering possession of the Demised Premises to the Tenant. If the term of this Lease shall commence on a day other than the first day of a calendar month, rental shall be paid for the portion of the month in proportion to the monthly rental rates as herein provided and the term provided for in this Lease shall be extended so as to cause the expiration of the term to be on the last day of the last month of the term.

2. 	Authorized Use: Tenant agrees not to abandon or vacate the
Demised Premises and shall use the Demised Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord at Landlord's sole discretion first had and obtained:

Parcel and letter handling and distribution

Tenant shall use and occupy the Demised Premises in a careful, safe, and proper manner and shall keep the Demised Premises in a clean and safe condition in accordance with this lease and State, Federal, and local laws, ordinances, and regulations.

Tenant will not permit or suffer anything to be done nor keep anything in or about the Demised Premises which would render the insurance thereon void or voidable or cause cancellation.
Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the Demised Premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease, nor will Tenant allow anything to be stored that will create any problem or controversy by SCDHEC Agency. If Tenant does store goods that are or become controversial, Tenant will clean Demised Premises to the satisfaction of an environmental engineer so that a clean letter can be issued by said engineer.

3.  Insurance:

a. Landlord agrees to keep the premises fully insured (appraised value) against all perils covered under a normal fire and extended coverage insurance policy including loss of rents; however, Tenant shall, upon demand, reimburse Landlord for the cost of the premium for such insurance policy. Such payment shall be made by Tenant to Landlord not later than thirty (30) days following the date which Landlord notifies Tenant in writing.

b. If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes

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beyond Landlord's control.  If such damage or destruction shall render the premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored.
If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e.: expenditure of fifty (50%) percent or more of the replacement cost) of the building or buildings on the Demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

c. Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

d. Tenant agrees to indemnify and hold Landlord harmless of and from any and all claims of any kind or nature arising from Tenant's use of the Demised Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord.
Tenant shall at all times during the term hereof keep in effect responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

Bodily Injury:             $1,000,000.00 Single Limit
Property Damage:           $100,000.00

e. Tenant will not permit said Demised Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease.

Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

4.	Condition of the Demised Premises: Tenant has inspected and
accepts the Demised Premises in the same condition they are in at the time of commencement of the term of this Lease. Tenant will at its cost and expense make any alterations and improvements in or to the Demised Premises which may be required by reason of any Federal, State, or local law, ordinance, or regulation.

5.	Repair and Care of Building by Tenant: Tenant shall,
throughout the initial term of this lease and any renewals thereof at its own expense maintain in good order and repair the leased premises, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord. Such repairs by Tenant shall include as applicable but not limited to, repairs to electrical and plumbing systems and fixtures, air-conditioning, heating and ventilation equipment systems (as outlined herein) loading doors, paved parking areas and drives, mowing of grass and care of shrubs. In the event the property is occupied by more than one Tenant, costs for all care of common areas will be pro-rated among Tenants based on square footage leased and/or occupied. Tenant shall at its expense contract with a reputable firm for periodic servicing of the heating, air-conditioning and ventilation systems as recommended by the manufacturer of such equipment and shall keep on file with Landlord or its agent a copy of said contract or other substantial proof of such servicing. Tenant shall be responsible for all repairs to heating, air-conditioning, and ventilating equipment including parts and labor, including repair to major components and replacement of major components. Tenant shall also maintain pest control (including termite) inspection and treatment of the premises as required. Tenant agrees to return said premises to Landlord at the expiration or prior termination of this lease in as good condition and repair as when received, natural wear and tear, damage by storm, fire, lightning, or other natural casualty excepted.

6.	Repair and Care of Building by Landlord: Landlord shall keep and maintain the foundations, roof and

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structural portions of the exterior walls of the premises
(exclusive of all glass and exterior doors) in good condition and repair, except for any repairs required thereto by reason of the acts of the Tenant, its employees, agents, invitees, licensees, or contractors. Tenant shall promptly report in writing to Landlord any defective condition which Landlord is required to repair or replace, and failure to report such defects makes Tenant responsible to Landlord for any liability, costs or attorney's fees incurred by Landlord by reason of such defect. Landlord shall not be obligated to make any repair or replacement required of it until notice in writing from Tenant of need for same. Landlord shall have reasonable time in which to make such repair or replacement, but reserves the right to inspect the premises during reasonable business hours and may subsequently require Tenant, by written notice, to make any such repairs necessary, and in a good workmanship like manner, for proper and reasonable upkeep of the premises as agreed in Paragraph 4 of this Lease. If said required work is not completed within thirty (30) days of said notice, Landlord may contract with any firm of his choice and have said work completed, the cost of which will be considered as additional rent and will be billed to Tenant and payable immediately.

7. Alteration of Demised Premises and Installation of Fixtures and Other Appurtenances: Tenant may, with consent of Landlord, at Landlord's sole discretion, but at Tenant's own cost and expense in a good, workmanlike manner and in accordance with applicable laws and building codes, make such alterations and repairs in the Demised Premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the Demised premises, or weakening any structure on the Demised Premises. Tenant shall have the right, without the permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the Demised Premises, including but not limited to partitions, all electrical fixtures, lights and wiring, shall at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above-mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any renewals or extensions thereof, Tenant shall remove said shelves, bins and machinery, and repair, in good and workmanlike manner, all damage done to the Demised Premises by such removal. Tenant shall not exercise the right and privilege granted by this Paragraph 7 in such a manner as to damage or affect the structural qualities of the Demised Premises or the buildings, of which it is a part, if applicable. Before any work is begun, Tenant agrees to furnish Landlord with holdharmless agreements from all contractors protecting against mechanics liens.

8. Payment of Taxes and Other Assessments: Landlord shall pay annually all real estate taxes on the described premises. However, Tenant shall upon demand, reimburse Landlord for all taxes and other assessments assessed or levied against the premises. Such payment shall be made by Tenant to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such taxes or assessments. If the final year of the Lease Term fails to coincide with the tax year, then any tax during which term ends shall be reduced by the pro-rata part of such tax beyond the Lease Term. For the purpose of this covenant, it is agreed that the Premises hereunder contains 6,600 square feet and the total area contains 59,560 square feet. Tenant's Pro-Rata Share is eleven (11%) percent.

In the event that any documentary stamp tax, or tax levied on the rental, leasing or letting of the premises whether local, state, or federal, is required to be paid due to the execution hereof, the cost thereof shall be home by the Tenant.

9.	Subordination of Lease: Tenant's rights under this Lease
shall remain subordinate to any bona fide mortgage or deed to secure debt which is now, or may hereafter be placed, upon the Demised Premises by Landlord. Tenant shall, if requested, execute and deliver a subordination agreement.

10.	Condemnation.  If the whole of the Demised Premises shall be taken by any public authority under the power of eminent domain, this Lease shall terminate as of the day possession shall be taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that date with an appropriate refund by Landlord of such amounts thereof as shall have been paid in advance for a period subsequent to the date of the taking. If twenty-five (25%) percent or less of the gross leasable area of the Demised Premises shall be taken, this Lease shall terminate only with respect to the part so taken as of the day possession shall be taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that day within appropriate refund by Landlord of such rents as may have been paid in advance for a period subsequent to the date of the taking, and thereafter, the rent shall be equitably adjusted, and Landlord shall at its expense make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remainder of the Demised Premises a complete architectural unit. If more than twenty-five (25%) percent of the gross leasable area of the demised premises shall be so taken, then this Lease shall terminate with respect to the part so taken from the date possession shall be so taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that date with an

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appropriate refund by Landlord of such amounts thereof as may have been paid in advance for a period subsequent to the date of taking, and either party shall have the right to terminate this Lease upon notice in writing within sixty (60) days after taking of possession. In the event that Tenant remains in possession, and if Landlord does not so terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining demised premises a complete architectural unit. In the event Landlord is obligated to restore the demised premises to a complete architectural unit, as above provided, such work shall not exceed the scope of work to be done by Landlord in constructing the demised premises, nor shall Landlord be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the demised premises so taken, less any amount paid to Landlord's mortgagee from such award. The entire compensation award, including but not limited to, all damages or compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord. Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant's own right on account of damage to Tenant's business by reason of the taking and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, improvements and equipment.

11.	Erection and Removal of Signs: Tenant may place suitable
signs on demised premises for the purpose of indicating the nature of the business carried on by Tenant in said demised premises; provided, however, that such signs shall be in keeping with other signs in the district where the demised premises are located. Tenant agrees to exonerate, save harmless, protect and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions and all costs and expenses including attorney's fees, in connection therewith, arising from any damage or injury to persons or property caused by an erection and maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which Tenant is required to furnish. The location, design, size and construction of such signs shall be approved by Landlord at Landlord's sole discretion, prior to the erection, and shall not damage the demised premises in any manner. At the termination of this Lease, Landlord may require that Tenant remove its signs, and any damage to the demised premises caused by removal shall be promptly repaired by Tenant at Tenant's own cost and expense.

12.	Glass Breakage and Vandalism: Tenant agree to immediately
replace broken or damaged glass with glass of comparable quality and characteristics which meet appropriate agency building code requirements, excepting breakage covered under Landlord's normal fire and extended coverage insurance policy. Tenant shall make any repairs or replacements caused by vandalism to the demised premises or any part thereof, if said damage is not covered by Landlord's insurance.

13.	Right of Entry by Landlord: Tenant at any time during this
Lease term shall permit inspection of the demised premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised premises, to exhibit the same to prospective purchasers, mortgagees, and tenants, and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease and/or to adjacent areas. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are "For Rent", which notice shall not be removed, obliterated, or hidden by Tenant. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant. The exercise of such right of entry shall not be deemed an eviction or disturbance of Tenant nor will Tenant be allowed any abatement of rent for inconvenience caused thereby.

14.	Payment of Utilities: Tenant shall contract for and pay all
charges for sewerage, water, gas, electricity and other public utilities used on the demised premises, including all replacement of light bulbs, tubes, ballasts, and starters.
Landlord may pay any delinquent bills incurred by Tenant during the lease term which bills may create a lien on the demised premises and shall upon demand be immediately reimbursed by Tenant. Said payments shall be treated as additional rental even though the lease term may have expired.

15.	Assignment and Subletting: Neither this Lease nor any
interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, or otherwise, and neither all nor any part of the demised premises shall be sublet by Tenant without the written consent of Landlord, at Landlord's sole discretion, first had and obtained. In the event this Lease or any interest herein is assigned or the demised premises or any part thereof is sublet, whether with or without Landlord's consent, Tenant shall remain fully liable under all terms, covenants, and conditions of this Lease. In no event will any provision herein stated to renew, extend, or purchase be available to any assignee or sub-tenant. Any consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

Tenant hereby agrees to employ Wilson/Kibler, Inc. to do any and all assignments of this Lease and all subletting of the demised premises and will pay Wilson/Kibler, Inc. based on their then published commission schedule.

16.	Damage or Destruction: If the building on the demised
premises, or any part thereof, shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the said demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes, and other causes beyond Landlord's control. If such damage or destruction shall render the said building untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the demised premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty percent (50%) or more of the replacement cost) of the said demised premises, or the damage is due to a peril not covered by Landlord's insurance, or the damage occurs within the last three (3) years of the term of this Lease, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction. In no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment, or other items of construction and personal property, nor to expend a sum to restore the demised premises in excess of that received by the Landlord from insurance proceeds, less any amount paid to Landlord's mortgagee from such insurance proceeds.

Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the demised premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

17.	Surrender of Demised Premises: Tenant agrees to deliver all
keys and to surrender the demised premises at the expiration, or sooner termination, of this Lease, or any extension or renewal thereof, broom-clean in the same condition as when said demised premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the demised premises to the same condition as when said demised premises were delivered to Tenant.

18.	Holdover:  Should Tenant or any party claiming under Tenant
remain in possession of the demised premises or any part thereof after the expiration of the term of this Lease, such holding over shall, unless otherwise agreed in writing, constitute a month-to-month tenancy only, subject to all of the terms and conditions hereof, and Tenant shall pay as monthly rental an amount equal to one and one half times the rent to be paid for the last month of the term hereof. Tenant agrees to give
Landlord thirty (30) days prior written notice of intent to vacate premises.

19.	Quiet Enjoyment: If and so long as Tenant pays the rents
reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall enjoy the demised premises, subject, however, to the terms of this Lease, without any manner of let or hindrance from Landlord or any person or persons lawfully claiming the demised premises.

20.	Waiver of Covenants: No waiver of any condition or legal
right or remedy shall be implied by the failure of the Landlord to declare a forfeiture, or for any other reason and no waiver of any conditions or covenants shall be valid unless it be in writing signed by Landlord. No waiver of any condition shall be claimed or pleaded to excuse a future breach of the same condition or covenant.

21.	Default by Tenant: This Lease is made upon the condition
that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events or default shall occur, to wit:

(a)	Any installments of rent, additional rent, taxes, or any
other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for five (5) days after written demand therefor, or

(b)	There be any default on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within fifteen (15) days and Tenant shall have commenced to cure said default within said fifteen (15) days and continues diligently to pursue the curing of same), or

(c)	Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or

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(d)	Any trustee, receiver or liquidator of Tenant or of all or
any substantial part of its properties or of the demised premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or

(e)	The Leasehold estate hereby created shall be taken on
execution or by other process of law, or

(f)	Tenant shall admit in writing its inability to pay its
obligations generally as they become due, or Tenant shall vacate or abandon the demised premises, then and in any of said cases, Landlord at its option may terminate this Lease and re-enter upon the demised premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the demised premises or voiding this Lease.

In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this Lease and the continuance of such default after the period of notice above provided, to retake possession of the demised premises from Tenant without process of law, by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the demised premises, shall not be construed as an election to terminate this Lease unless Landlord expressly exercises its option hereinabove provided to declare the term hereof ended, whether or not such entry or reentry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease, and Tenant shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the rents and the performance of the other covenants and conditions hereof and shall pay to Landlord all monthly deficits after such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained and, in the event of any such ouster, Landlord rents or leases the demised premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease coextensive with the term created hereunder which is less than the rent and other charges which Tenant would pay hereunder for such period. Landlord may immediately upon the making of such new lease or the creation of such new tenancy sue for and recover the differences between the aggregate rental provided for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which Landlord may be put for brokerage commission, placing the demised premises in tenantable condition or otherwise. If such new lease or tenancy is made for shorter term than the balance of the term of this Lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease.

If Tenant at any time shall fail to pay any taxes, assessments, or liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of eighteen percent (18%) per annum from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this Lease, if not paid when due, shall accrue interest at the rate of eighteen percent (18%) per annum from their due date until paid, said interest to be so much additional rent under this Lease and shall be paid to Landlord by Tenant upon demand.

22.	Costs and Attorney Fees: The Tenant agrees and covenants to
pay all costs and expenses, including reasonable attorney fees, incurred by the Landlord in the enforcement of any covenant or agreement contained in this Lease.

23.	Failure to Perform Covenant: Any failure on the part of
either party to this Lease to perform any obligation hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this paragraph shall not excuse a non-payment of rent or other sums due hereunder on its due date.

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24.	Rights of Successors and Assigns: The covenants and
agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, successors, distributees, executors, administrators, legal representatives, assigns and upon their respective successors, in interest, except as expressly otherwise hereinbefore provided. No assignment or subletting by, from, through, or under Tenant, not in strict compliance with the provisions of this Lease shall vest in the assignee or subtenant any right, title, or interest whatever in the Lease or in the demised premises.

25.	Liens: Tenant will not permit to be created nor to remain
undischarged any lien, encumbrance, or charge (arising out of any work of any contractor, mechanic, laborer, or materialman or any mortgage, conditional sale, security agreement or otherwise) which might be or become a lien or encumbrance or charge upon the demised premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, right and interest of Landlord in the demised premises or any part thereof might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the demised premises shall be filed against the demised premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.
If Tenant shall fail to cause such lien or notice of Lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs, attorney's fees and allowances. Any amount so paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

26.	Construction of Lease: The word "Landlord" as used herein
shall refer to the individual, individuals, partnership or corporation called "Landlord" at the commencement of this Lease, and the word "Tenant" shall likewise refer to the individual, individuals, partnership, or corporation called "Tenant". Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

27.	Paragraph Headings: The paragraph headings as to the
contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

28.	Commissions: Landlord acknowledges the service of
Wilson/Kibler, Inc. as Real Estate Broker in procurement of this Lease and all extensions and renewals and expansions, and in consideration of thereof, does hereby agree to pay said broker for services rendered, commissions on the rental of the demised premises in accordance with their separate agreement. Landlord acknowledges that such agreement shall be binding on its heirs, representatives, successors, and assigns and will follow the land.

29.	Notices: It is agreed that the legal address of the parties
for all notices required or permitted to be given hereunder, or for all purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient, if given by a communication in writing by United States mail, postage prepaid and certified, return receipt requested, and addressed as follows: To the Landlord at the following address:

Angora Columbia Enterprises
c/o Wilson/Kibler, Inc.
P. 0. Box 11312
Columbia, South Carolina 29211

Angora Columbia Enterprises
c/o American Asset Corporation Management
5950 Fairview Road, Suite 714
Charlotte, North Carolina 28210

To the Tenant at the following address:

General Parcel Service
2155 W. Landstreet Road
Orlando, Florida 32824

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Such notice shall be deemed given upon being so mailed.  The notice address may be changed from time to time by notice given pursuant hereto.

30.	Security Deposit: As security for the faithful performance
by Tenant of all the terms and conditions of this Lease on Tenant's part to be performed, Tenant has deposited with Landlord the sum of Two Thousand Two Hundred and 00/100 Dollars ($2 200.00). Such amount shall be returned to Tenant, without interest, within thirty (30) days after the day set forth for the expiration or sooner termination of the term herein if Tenant has fully and faithfully carried out all of the terms, covenants, and conditions of this Lease on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any defaults of Tenant, including, but not limited to, damages and payment of rent. The application of said deposit shall be at the sole discretion of Landlord. It is expressly understood that this remedy is in addition to all other remedies vested in Landlord.

In the event of sale of the demised premises or lease of the land on which it stands subject to this Lease, Landlord shall have the right to transfer the security to the purchaser and Landlord and his agent shall be released by Tenant from all liability for the return of such security and Tenant shall look to new Landlord solely for the return of the said security. It is agreed that this provision shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this Lease shall not be mortgaged, assigned, or encumbered by Tenant without the written consent of Landlord.
In the event of any authorized assignment of this Lease by Tenant the said security deposit shall be deemed to he held by Landlord as deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security deposit to Tenant.

31.	Entire Agreement: This Lease, and the exhibits attached
hereto and any addendums attached hereto and forming a part hereof, if any, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the demised premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the demised premises, or the building or property of which the same are a part, if applicable, except as herein expressly set forth.

32.	No Option: The submission of this Lease for examination does not constitute a reservation of or option for the demised premises or any other space of Landlord and shall vest no right in either party. This Lease will become effective as a Lease only upon execution and delivery thereof by the parties hereto.

33.	Liability of Landlord: In the event of the sale or other
transfer of Landlord's right, title, and interest in the demised premises, Landlord will be released thereby from all liability and obligations hereunder to Tenant.

34.	Accord and Satisfaction: No payment by Tenant or receipt by
Landlord of a lesser amount than the rent herein stipulated or other sums due hereunder will be deemed to be other than on account of the earliest stipulated rent or other sum nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent or other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or sum or pursue any other remedy provided for in this Lease or available at law or in equity.

35.	Relationship of Parties: Nothing herein contained shall be
deemed or construed by Landlord or Tenant as creating the relationship of principal and agent or of a partnership or joint venture or as establishing a fiduciary relationship responsibility between the Landlord and Tenant, it being understood and agreed that none of the provisions herein, nor any acts of Landlord or Tenant, will be deemed to create any relationship other than that of Landlord and Tenant.

36.	No Third Party Rights: The rights and obligations arising
under this Lease are personal between Landlord and Tenant and such rights and obligations shall not be enforceable by any third party. Furthermore, Tenant recognizes that it has no third party rights arising out of any agreement between Landlord and any party other than Tenant regardless of any benefits accruing to Tenant by virtue of such agreement.

37.	Authority: If Tenant is a corporation, Tenant warrants and
represents to Landlord that the execution of this Lease by the person or persons so signing has been authorized by a resolution of

9

Tenant's Board of Directors or other appropriate corporate action. If Tenant is a partnership, Tenant warrants and represents to Landlord that Tenant's execution of this Lease by the partner or partners so signing is in accordance with its partnership documents.

38. Environmental Activities: All operations and activities of the Tenant on the property shall be within the authorized uses of the premises and conducted in full compliance with all federal, state or local laws and regulations concerning the protection of the environment and any hazardous or toxic substances, as those terms are defined within such laws and regulations. Tenant further covenants and agrees that any such hazardous or toxic substances introduced or generated on the premises will be generated, stored, treated, removed, utilized, and disposed of in accordance with all such laws and regulations.

Tenant shall and does hereby agree to indemnify, defend, and hold harmless the Landlord, its agents, and Landlord's lender(s) holding liens on the Demised Premises against any loss, claim, damage, expense, or liability including, without limitation, required repairs, clean up, detoxification, removal, or liability to any third party resulting from Tenant's use, storage, generation, manufacture, treatment, or handling of Hazardous Materials or other contaminants.

39. Reciprocal Covenant on Notification of ADA Violations:
Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or the Premises.

40. Additional Provisions: Insofar as the following provisions conflict with any other provisions of the Lease, the following shall control:

I. Landlord agrees to add 400 square feet of office space as shown on the attached sketch.

In Witness Whereof, the parties hereto have caused these presents to be executed the day and year first above written.


LANDLORD: ANGORA COLUMBIA ENTERPRISES
By:     (Signed)

TENANT: GENERAL PARCEL SERVICE
By:     (Signed)

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